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                                                                    EXHIBIT 10.1

                             OEM LICENSE AGREEMENT

          This OEM License Agreement ("AGREEMENT") is entered into as of July 1, 1996 ("EFFECTIVE DATE"), by and between StreamLogic Corporation ("STREAMLOGIC"), a Delaware corporation located at 21329 Nordhoff Street, Chatsworth, CA 91311, and FWB Software, Inc. ("FWB"), a California corporation located at 1555 Adams Drive, Menlo Park, California 94025.

                                   RECITALS

          A. StreamLogic and FWB are parties to an Asset Purchase Agreement, dated June 9, 1996 (the "ASSET PURCHASE AGREEMENT"), under which StreamLogic is purchasing FWB's assets and business related to the development and sale of mass-storage devices and adapter cards that connect to mass-storage devices.

          B. StreamLogic desires to obtain from FWB, and FWB is willing to grant to StreamLogic, certain rights to distribute FWB's firmware and software products for use with StreamLogic's products, in accordance with and subject to the terms and conditions of this Agreement.

          NOW THEREFORE, in consideration of the licenses, covenants and obligations set forth below, the parties hereby agree as follows:

1.   DEFINITIONS; RULES OF CONSTRUCTION

          1.1 DEFINITIONS. For purposes of this Agreement, all capitalized terms shall have the meanings set forth below or as defined elsewhere in this Agreement.

          (a) "FWB FIRMWARE" means the (i) executable object code and source code for the version of FWB's firmware described in Exhibit A-1 as shipped by FWB as of the Effective Date, and any bug-fix releases pursuant to Section 7.1 and (ii) executable object code for modified versions of FWB Firmware developed by StreamLogic in accordance with this Agreement. FWB Firmware does not include firmware developed pursuant to the Development Agreement between FWB and Nakasuji Associates dated October 14, 1994 ("NAKASUJI FIRMWARE"). Rights to the Nakasuji Firmware are governed by the Assignment and Assumption Agreement among FWB, StreamLogic and Nakasuji Associates effective as of the Closing.

          (b) "FWB SOFTWARE" means the (i) executable object code for FWB's commercial releases of the software products described in Exhibit A-2 as shipped by FWB as of the Effective Date, and any bug-fix releases pursuant to Section
7.1 and (ii) executable object code for modified versions of RAID ToolKit for Windows 95 1.85 and RAID ToolKit for
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Windows NT 1.9 (Driver and Mounter) developed by StreamLogic in accordance with this Agreement. FWB Software does not include source code, except FWB Software Source.

          (c) "FWB SOFTWARE SOURCE" means the source code for RAID ToolKit for Windows 95 1.85 and RAID ToolKit for Windows NT 1.9 (Driver and Mounter) as shipped by FWB as of the Effective Date.

          (d) "DISTRIBUTOR(S)" means any entities who resell and distribute StreamLogic Products directly or indirectly to End-Users.

          (e) "DOCUMENTATION" means all collateral materials identified on Exhibit A-3 which is generally provided by FWB to End Users for use of the FWB Software as of the Effective Date.

          (f) "END-USER" means a person or entity that acquires a Product for use rather than resale or distribution.

          (g) "END-USER AGREEMENT" means a written license agreement containing the minimum terms attached hereto as Exhibit B.

          (h) "FWB TRADEMARKS" means the trademarks, trade names and logos used by FWB identified in Exhibit A-4.

          (i) "LICENSED CODE" means FWB Firmware, FWB Software and FWB Software Source.

          (j) "TERRITORY" means all countries in the world except countries (a) excluded as provided for in Section 4.6 to which export or re-export of any Licensed Code or Documentation, or the direct products of any Licensed Code or Documentation, is prohibited by the United States Export Administration Act and Regulations, or any other law or regulation of the United States or other governmental entity which may from time to time be in force.

          (k) "STREAMLOGIC PRODUCTS" means mass-storage devices or arrays of mass-storage devices sold by StreamLogic under a trademark owned by StreamLogic and adapter cards that connect to mass-storage devices which adapter cards are made by or for StreamLogic and sold by StreamLogic under a trademark owned by StreamLogic.

          1.2 RULES OF CONSTRUCTION. As used in this Agreement, (i) neutral pronouns and any derivations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural and vice versa, as the context may require; (ii) the words "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules as the same may be from time to time amended or supplemented and not to any subdivision of this Agreement; (iii) the words "PARTY" and "PARTIES" refer, respectively, to a party or to both of the parties to this Agreement; (iv) the word "INCLUDING" is not intended to be exclusive and means "INCLUDING WITHOUT LIMITATION"; (v) references to section, subsection, attachment or exhibit refer to the appropriate section, subsection, attachment or exhibit in or to this Agreement; and (vi) descriptive headings are inserted for convenience of reference only

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and do not constitute a part of and shall not be utilized in interpreting this
Agreement. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

2.   DELIVERABLES

          FWB will deliver the current version of the Licensed Code and Documentation to StreamLogic within fourteen (14) days after the Effective Date. FWB will provide StreamLogic with one copy of the FWB Software on master diskettes or in another mutually agreeable computer readable form that can be reproduced by StreamLogic, one copy of the FWB Firmware in flash software form, and one copy of the Documentation in computer readable form. FWB will also provide StreamLogic with the format for the labels to be applied to the CD ROMs or diskettes containing the FWB Software.

3.   LICENSE

          3.1 RIGHTS GRANTED. Subject to the terms and conditions of this Agreement, FWB grants StreamLogic, and StreamLogic accepts, a non-exclusive, non-transferable, royalty-free license and right, under FWB's intellectual property rights, to:

          (a) use FWB Firmware in source code form at SteamLogic's facilities, solely to modify FWB Firmware for use with StreamLogic Products;

          (b) reproduce FWB Firmware, as furnished by FWB or as modified by StreamLogic in accordance with paragraph (a) of this Section 3.1, in object code form only on ROMs or other semiconductor devices for use with StreamLogic Products, and distribute one such copy of such FWB Firmware as part of each StreamLogic Product to End Users in the Territory and to Distributors for distribution of such StreamLogic Product to End-Users in the Territory;

          (c) use FWB Software Source at StreamLogic's facilities, solely to modify RAID ToolKit for Windows 95 1.85 and RAID ToolKit for Windows NT 1.9 (Driver and Mounter) for use with StreamLogic Products;

          (d) reproduce FWB Software in object code form only and Documentation for use with StreamLogic Products, pre-install one copy of FWB Software and Documentation on the primary mass-storage device of each StreamLogic Product, and distribute such pre-installed copy, together with one copy of FWB Software and Documentation on CD ROM or diskette, bundled with each StreamLogic Product to End Users in the Territory and to Distributors for distribution to End-Users in the Territory; and

          (e) use the FWB Trademarks only in connection with the reproduction and marketing of the FWB Software, printing of the Documentation, and manufacture and distribution of the Products, in the manner specified in Section 6 below and as specified from time to time by FWB.

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          3.2  RIGHTS RESERVED TO FWB.  FWB reserves all rights in Licensed
Code, Documentation and FWB Trademarks except those expressly granted by this Agreement. FWB does not grant StreamLogic any license or any other rights to any source code to the Licensed Code, except as expressly provided in paragraphs
(a) and (c) of Section 3.1. Except as expressly permitted by this Agreement, StreamLogic shall have no right to sublicense any of the licenses or rights granted to it under this Agreement. Nothing herein shall be construed as restricting FWB's right to sell, lease, license, modify, publish or otherwise distribute the Licensed Code or Documentation, in whole or in part to any other person. In order to protect the trade secrets contained in Licensed Code, StreamLogic agrees not to decompile, disassembly or reverse engineer any of the Licensed Code.

          3.3 REPRODUCTION. StreamLogic agrees to apply labels to all CD ROMs or diskettes containing the FWB Software or Documentation. Such labels shall contain FWB's copyright and trademark notices as specified by FWB and may at StreamLogic's option contain a StreamLogic brand name. The form of such labels and packaging shall be mutually agreed upon by FWB and StreamLogic. StreamLogic further agrees that all disks, CD ROMs or diskettes containing the FWB Software or Documentation distributed by StreamLogic will not contain any viruses, date bombs, time bombs, or other code that is specifically designed to cause the Licensed Code to cease operating or to damage, interrupt, or interfere with any End User's software or data ("COMPUTER VIRUSES").

          3.4 SUBCONTRACTING. StreamLogic may subcontract to third parties portions of the reproduction, printing, packaging, component assembly, shrinkwrapping, and pre-installation of the FWB Firmware and FWB Software in object code form and Documentation; provided, however, that all copies of such FWB Firmware, FWB Software and Documentation are shipped to StreamLogic for distribution, StreamLogic has entered into a written subcontracting agreement with each such subcontractor that binds such StreamLogic subcontractor to the terms of this Agreement, and StreamLogic remains primarily liable for and guarantees the performance of any such subcontractor.

          3.5 LICENSE FROM STREAMLOGIC. StreamLogic hereby grants to FWB, and FWB accepts, an irrevocable, non-exclusive, worldwide, perpetual, fully paid, royalty-free license (with unlimited rights to pass such license rights to its customers and so on through the chain of distribution) to use, copy, modify and prepare derivative works based upon, and market, distribute, sublicense and otherwise transfer copies of any modifications to FWB Firmware and FWB Software Source made or suggested by StreamLogic under Sections 3.1(a) and 3.1(c). StreamLogic will provide FWB source code for such modifications at or before the time StreamLogic products incorporating such modifications are made commercially available.

4.   DISTRIBUTION BY STREAMLOGIC

          4.1 BUNDLED DISTRIBUTION. StreamLogic shall distribute FWB Firmware and FWB Software and Documentation only as part of and bundled with a StreamLogic Product in accordance with this Agreement. StreamLogic shall not distribute, sell or otherwise dispose of FWB Firmware, FWB Software or Documentation, or any copy or portion thereof, as a separate

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or stand-alone product. StreamLogic will ensure that a copy of the End-User
Agreement, together with an End User registration card, accompanies each copy of the FWB Software distributed to End-Users in the manner specified by FWB from time to time.

          4.2 COMPLIANCE WITH U.S. EXPORT LAWS. StreamLogic acknowledges that the export of the Licensed Code and Documentation is subject to compliance with the Export Administration Act and Regulations of the Department of Commerce of the United States, as amended, and other export controls of the United States ("EXPORT LAWS"), which restrict the export and re-export of software media, technical data, and direct products of technical data. StreamLogic agrees, and shall cause each of its Distributors, employees, agents, subcontractors and representatives to agree, not to export or re-export, directly or indirectly, any Licensed Code and Documentation, or technical data relating to the Licensed Code and Documentation or direct products of the Licensed Code and Documentation to any Prohibited Country in violation of the Export Laws. StreamLogic agrees to indemnify FWB against any claim, demand, action, proceeding, investigation, loss, liability, cost and/or expense, including, without limitation, attorney's fees, suffered or incurred by FWB and arising out of or related to any violation (whether intentional or unintentional) by StreamLogic, its employees, agents, subcontractors and/or representatives of any of the warranties or covenants of this Section 4.2.

          4.3 COST OF DISTRIBUTION. All costs relating to reproduction, printing, packaging, component assembly, shrinkwrapping, preinstallation, and distribution of the FWB Firmware, FWB Software and Documentation by StreamLogic shall be borne by StreamLogic.

          4.4 COMPLIANCE WITH FOREIGN LAW. StreamLogic will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with its Distributors and with End-Users with respect to the Licensed Code and Documentation.

          4.5 FOREIGN GOVERNMENT APPROVALS. For each country in which StreamLogic intends to distribute FWB Firmware, FWB Software and Documentation, StreamLogic shall, at its own expense, obtain and arrange for all foreign government approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for the distribution of such code and Documentation in accordance with the terms and conditions of this Agreement, including but not limited to, foreign exchange approvals, import licenses, fair trade approvals, and customs clearance.

          4.6 RIGHT TO RESTRICT SCOPE OF TERRITORY. FWB may, by written notice to StreamLogic at least 60 days in advance, remove from the definition of Territory any country where FWB has substantial reasons to believe that local laws, regulations, treaties, or enforcement policies or practices will not adequately protect FWB's copyright and/or other rights in and to the Licensed Code and Documentation, or FWB's Trademarks. Such notice shall include a statement setting forth the reasons for such exclusion.

          4.7 REPORTS. Within thirty (30) days after the end of each calendar quarter, StreamLogic will remit to FWB a written report specifying the number of copies of each

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Licensed Code and Documentation that StreamLogic has distributed (separately for distributions to Distributors and distributions directly to End Users) during such quarter.

5. MOST FAVORED STATUS FOR DISTRIBUTION OF OTHER PRODUCTS AND CUSTOM DEVELOPMENT SERVICES

          5.1 LATER VERSIONS. If FWB commercially releases any subsequent version of FWB Firmware, FWB Software or Documentation for general distribution at any time during the period ending three (3) years after the Effective Date (or a version of FWB Software or Documentation customized for use on new StreamLogic products is developed pursuant to Section 5.2)("LATER VERSION"), StreamLogic shall be entitled to be become a non-exclusive OEM distributor during such three year period of such Later Version, on terms and conditions to be negotiated in good faith by parties which terms and conditions will be at least as favorable as those which FWB offers any other third party for the same or comparable products in the United States. StreamLogic's purchase price for such Later Versions shall be FWB's then applicable most favorable reseller price for such Later Versions, provided that the purchase price for Later Versions sold as upgrades to existing copies of FWB Software shall not exceed the applicable end user upgrade price for such upgrades.

          5.2 CUSTOM MODIFICATIONS TO FWB SOFTWARE. If StreamLogic desires to have FWB customize FWB Software or Documentation to adapt FWB Software or Documentation for use with new StreamLogic Products at any time during the period ending three (3) years after the Effective Date, StreamLogic may so notify FWB and FWB will offer to provide development services to StreamLogic to create such customized version, at FWB's then current standard rates for custom development services.

6.   FWB TRADEMARKS

          6.1 USE. StreamLogic agrees to use the FWB Trademarks only in connection with distribution and marketing of FWB Software and Documentation in the form furnished to StreamLogic by FWB under this Agreement and only in the form and manner and with appropriate legends as prescribed by FWB. StreamLogic agrees not to use any other trademark or service mark, including other FWB trademarks or service marks, in connection with FWB Software and Documentation without prior written approval of FWB. StreamLogic agrees to mark all advertising and other uses of the FWB Trademarks with a legend indicating the FWB Trademarks are the property of FWB and that they are being used under license from FWB, together with any other legends or markings which may be required by law. All use of the FWB Trademarks shall inure to the benefit of FWB.

          6.2 QUALITY CONTROL AND FWB REVIEW. StreamLogic agrees to maintain the performance and quality of all software modified by StreamLogic as permitted by this Agreement at a level at least equal to performance and quality of the FWB Software furnished by FWB under this Agreement. From time to time as FWB shall reasonably request, StreamLogic shall furnish to FWB for its examination at no charge a copy of each version of FWB Software distributed by StreamLogic and all packaging, diskette labels, and Documentation, as well as

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advertising, brochures, and other materials used in connection with the marketing of the FWB Software under FWB Trademarks.

          6.3 FAILURE TO OBTAIN TRADEMARK PROTECTION. In the event FWB is unable to secure trademark registration in any country in the Territory, the Territory shall be amended to exclude such country, and this Agreement shall otherwise continue in full force and effect, and StreamLogic shall make no claim whatsoever against FWB concerning such exclusion.

7.   SUPPORT OBLIGATIONS

          7.1 SUPPORT FOR STREAMLOGIC. During the first ninety (90) days after the Effective Date, FWB will provide StreamLogic, without charge, technical information, current maintenance documentation, and telephone assistance to enable StreamLogic to effectively reproduce, package, distribute and support the FWB Firmware, FWB Software and Documentation in accordance with this Agreement. In addition, FWB will supply StreamLogic without charge any generally distributed bug-fix releases of FWB Firmware and FWB Software.

          7.2 SUPPORT FOR DISTRIBUTORS AND END USERS. FWB will be under no obligation to provide Distributors or End Users any technical information, maintenance documentation, telephone assistance, or any other support related to the use of the Licensed Code or Documentation or anything else.

          7.3 STREAMLOGIC PRODUCTS. StreamLogic shall provide FWB with a sample of each StreamLogic Product, at no charge, within fourteen (14) days following the commercial release thereof.

8.   PROPRIETARY RIGHTS

          8.1 PRESERVATION OF NOTICES. StreamLogic acknowledges and agrees that, as between the parties, FWB owns all right, title and interest in the Licensed Code and Documentation, FWB Trademarks, and all patent, copyright, trade secret, trademark and other intellectual property rights therein throughout the world. StreamLogic shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in or on the Licensed Code or Documentation by FWB, whether in machine language or human readable form.

          8.2 RENAMING MODIFIED VERSIONS. If StreamLogic produces modified versions of RAID ToolKit for Windows 95 1.85 or RAID ToolKit for Windows NT 1.9 per Section 3.1(c), the resulting software products shall be sold under a name other than, and not confusingly similar to, RAID ToolKit or other FWB Trademark.

          8.3 PROTECTION OF FWB SOURCE CODE. StreamLogic shall hold all FWB source code to which it has access, including FWB Firmware source code and FWB Software Source (including any modified versions thereof developed by StreamLogic), in confidence and shall not disclose, publish or disseminate such source code, or permit access to such source by any person except employees of StreamLogic who need to have access in order to modify such code as provided in Sections 3.1(a) and 3.1(c). Each such employee shall have signed a nondisclosure

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agreement before being permitted access to FWB source code. The non-disclosure agreement may be a standard form of agreement used by StreamLogic to protect its own source code, provided that it is sufficient to protect the confidentiality of source code in accordance with this Agreement. FWB source code shall be maintained on only one computer and StreamLogic shall advise FWB of the serial number of such computer prior to the delivery of FWB source code. Such computer shall be accessible only by means of a secure password known only to StreamLogic employees permitted access to FWB source code under this Section of the Agreement. Any back-up copy or listing of source code shall be maintained in a locked room or cabinet accessible only to such persons. StreamLogic shall further use at least the same degree of care to avoid disclosure, publication, dissemination or access to FWB source code as StreamLogic employs with its most sensitive source code which it does not desire to disclose, publish or disseminate.

9.   WARRANTIES

          9.1 DISCLAIMER OF WARRANTIES. STREAMLOGIC ACKNOWLEDGES AND AGREES THAT LICENSED CODE AND DOCUMENTATION ARE LICENSED BY FWB ON A STRICTLY "AS IS" BASIS. FWB MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

          9.2 END USER WARRANTIES. StreamLogic is not authorized to make any warranties on FWB's behalf.

10.  LIMITATIONS ON LIABILITY AND REMEDIES.

          STREAMLOGIC AGREES THAT FWB SHALL NOT BE LIABLE TO STREAMLOGIC FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS OR LOST SAVINGS, EVEN IF FWB HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES.

11.  TERM AND TERMINATION

          11.1 TERM. This Agreement will be effective upon the Effective Date and continue in effect indefinitely, unless terminated as provided herein.

          11.2 TERMINATION. Either party may terminate this Agreement prior to expiration in the event of:

          (a) a material breach of the terms or conditions of this Agreement (including any failure by StreamLogic to pay royalties hereunder) by the other party which breach is not cured within thirty (30) days of written notice from the party not in breach; or

          (b) the insolvency of StreamLogic, or the commencement by or against StreamLogic of any case or proceeding under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of debtors, or the appointment of any

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receiver, trustee or assignee to take possession of the properties of
StreamLogic, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within thirty (30) days from the date of said commencement or appointment; or

          (c) the liquidation or dissolution of StreamLogic, or the sale, lease or other disposition of StreamLogic's business or assets as a whole or such as constitutes a substantial portion thereof; or

          (d) assignment by StreamLogic of this Agreement or its obligations under this Agreement contrary to the terms of this Agreement without FWB's written approval.

          In addition to these rights of termination, each party will have the right, in the event of an uncured breach by the other party, to avail itself of all remedies or causes of action, in law or equity, for damages as a result of such breach.

          11.3 EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, StreamLogic will immediately and permanently cease all use, reproduction and distribution of the Licensed Code, Documentation and FWB Trademarks, and will promptly return to FWB, at StreamLogic 's expense, all copies of Licensed Code and Documentation. The provisions of Sections 8 (Proprietary Rights); 9 (Warranties), 10 (Limitations of Liability and Remedies), 11 (Term and Termination) and 12 (General Provisions) shall survive the termination of the Agreement by either party for any reason. Termination of this Agreement will not affect the rights of any End User, under the terms of an End User Agreement for copies of FWB Software distributed in accordance with this Agreement prior to termination.

12.  GENERAL PROVISIONS

          12.1 ASSIGNMENT. This Agreement may not be assigned by StreamLogic or by operation of law to any other person, persons, firms, corporation or other entity without the express written approval of FWB. This Agreement may not be assigned by FWB except in connection with a merger, reorganization, or sale or other transfer of FWB's business or assets related to FWB Software or FWB Firmware.

          12.2 NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be served by personal service or by U.S. by certified or registered mail, return receipt requested, or by nationally-recognized private express courier, to the following addresses:

          If to FWB:     Norman Fong
                         President
                         FWB Software, Inc.
                         1555 Adams Drive
                         Menlo Park, CA 94025

          With copy to:  McCutchen, Doyle, Brown & Enersen
                         Three Embarcadero Center
                         San Francisco, CA 94111
                         Attention:  Gary H. Moore

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     If to StreamLogic:  StreamLogic Corporation
                         21329 Nordhoff Street
                         Chatsworth, CA 91311
                         Attention:  Chief Executive Officer

          With copy to:  Latham & Watkins
                         650 Town Center Drive
                         Costa Mesa, CA 92626-1925
                         Attention:  David C. Flattum

All notices shall be deemed complete upon receipt.

          12.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California.

          12.4. RELATIONSHIP OF THE PARTIES. Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

          12.5 ALL AMENDMENTS IN WRITING. No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

          12.6 ENTIRE AGREEMENT. This Agreement, together with the Assert Purchase Agreement and its attachments, constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject matter hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

STREAMLOGIC CORPORATION              FWB SOFTWARE, INC.

Signed: /s/ Lee Hilbert              Signed: /s/ Norman Fong
        ---------------------                -------------------

Name:   Lee Hilbert                  Name:   Norman Fong
Title:  Chief Financial Officer      Title:  President

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